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                                                                    EXHIBIT 10.1

                                 COLLATERAL NOTE
                       (hereinafter the 'Collateral Note")

Borrowers: Sonus Communication Holdings, Inc.      Lender:  Citizens Telecommunications Company
           1600 Wilson Boulevard, Suite 1008                3 High Ridge Park
           Arlington, VA  22209                             Stamford, CT 06905
and
           Empire One Telecommunications, Inc.
           254 West 31st Street
           New York, NY 10001


Principal Amount: $358,461.88         Interest Rate: 10.5%      Date of Collateral Note:
                                                                March 29, 2000
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       For value received, the undersigned, SONUS COMMUNICATION HOLDINGS, INC.
jointly and severally with its wholly owned subsidiary, EMPIRE ONE
TELECOMMUNICATIONS, INC. ("Borrowers") both Delaware corporations, promise to pay to CITIZENS TELECOMMUNICATIONS COMPANY, ("Lender") or order, the principal amount of Three Hundred Fifty Eight Thousand Four Hundred Sixty One and 88/100
Dollars ($358,461.88), together with interest thereon. Said sum shall be paid in the following manner:

Borrowers will pay this Collateral Note in eleven (11) payments as follows: one irregular payment of Nineteen Thousand Eight Hundred and Eighty Three Dollars and Eight Four Cents (19,883.84) on April 1, 2000, nine regular payments of
Thirteen Thousand Eight Hundred Ten and 98/100 Dollars ($13,810.98) each and one irregular last payment of Two Hundred Thirty-Five Thousand Seven Hundred
Sixty-Eight and 77/100 Dollars ($229,695.83). Borrower's first payment is due
April 1, 2000, and all subsequent payments are due on the first day of each month thereafter until the full amount of the principal and interest is paid.
Borrower's final payment due March 1, 2001, will be for all principal and accrued interest not yet paid. Payments include principal and interest. Interest on this Collateral Note is computed on a 360 day year simple interest basis;
that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding using a 360 day year. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges. A schedule of principal and interest payments is attached hereto as Attachment 3.

Conditions Precedent to Release of Proceeds by Lender




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(a) Lender shall have received evidence that this Collateral Note, the Security
Agreement, and the Stock Pledge and Escrow Agreement have been duly authorized, executed, and delivered by Borrower to Lender; and

(b) All guaranties required by Lender for the Loan shall have been executed by each guarantor listed below, delivered to Lender, and be in full force and effect. The guarantors are:

      Guarantor                                         Title
      ---------                                         -----

JOHN K. FRIEDMAN                    COO of SONUS Communication Holdings, Inc and
                                    CEO of Empire One Telecommunications, Inc.
W. TODD COFFIN                      CEO of SONUS Communication Holdings, Inc.

SECURITY. Borrowers have granted Lender a security interest, to secure the payment of this note, in the following property: all of the undersigned corporations' now owned and hereafter acquired accounts, including, but not limited to, accounts receivable and contract rights, client base list, chattel paper, documents and instruments and the right to receive payment under them.


        Every maker, endorser, and guarantor of this Collateral Note, or the obligation represented by it, waives, in the event of default, presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, or enforcement of this Collateral Note, assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and/or to the addition or the release of any other party or persons primarily or secondarily liable. Lender agrees to grant a cure period of ten (10) business days after written notice of default has been given to the undersigned corporation. Subject to this opportunity to cure, this Collateral Note will automatically accelerate in the event of default and all amounts will become immediately due and payable.

This Collateral Note dated March 29, 2000 replaces the Collateral Note dated April 4, 1997 by and between Empire One Telecommunications, Inc. (a predecessor New York corporation) and Citizens Telecommunications Company. Upon the execution of this note by the Parties hereto, the Collateral Note dated April 4, 1997 will be considered satisfied.

       The undersigned will pay (i) on demand all costs of collection and (ii) reasonable attorneys' fees, incurred or paid by the holder in enforcing this Collateral Note on default. As herein used, the word "holder" shall mean the payee or other endorsee of



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this Collateral Note, who is in possession of it, or the bearer of it, if this
Collateral Note is at the time payable to the bearer.



                                       SONUS COMMUNICATION HOLDINGS, INC.



                                       By: /s/ W. Todd Coffin
                                          --------------------------------------
                                                   W. Todd Coffin
                                                   Chief Executive Officer

                                       EMPIRE ONE TELECOMMUNICATIONS, INC.


                                       By: /s/ John K. Friedman
                                          --------------------------------------
                                                   John K. Friedman
                                                   Chief Executive Officer




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